- - --------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         THE STANDARD PRODUCTS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         THE STANDARD PRODUCTS COMPANY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:
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

                         THE STANDARD PRODUCTS COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

     Notice is hereby given that the annual meeting of shareholders of The Standard Products Company, an Ohio corporation (the "Company"), will be held at the offices of the Company, 2130 West 110th Street, Cleveland, Ohio 44102, on Monday, October 17, 1994 at 9:00 a.m., Cleveland time, for the following purposes:

          1. To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in said reports is contemplated.

          2. To elect three directors, each to serve for a term of three years.

          3. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 2, 1994 will be entitled to notice of and to vote at said meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

                                          By order of the Board of Directors,

                                          J. RICHARD HAMILTON,
                                          SECRETARY

Dated: September 14, 1994

                         THE STANDARD PRODUCTS COMPANY

                                PROXY STATEMENT
                               ------------------

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of shareholders of The Standard Products Company, an Ohio corporation (the "Company"), to be held at the offices of the Company, 2130 West 110th Street, Cleveland, Ohio 44102, on Monday, October 17, 1994 at 9:00 a.m., Cleveland time. This proxy statement and the accompanying notice and proxy will first be sent to shareholders by mail on or about September 14, 1994.

     ANNUAL REPORT. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1994 is enclosed with this proxy statement.

     Solicitation and Revocation of Proxies. This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company at an estimated cost of $8,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation of proxies by mail, Georgeson & Company and regular employees of the Company may solicit proxies by telephone or facsimile.

     If the enclosed proxy is returned, the shares represented thereby will be voted in accordance with any specifications made therein by the shareholder. In the absence of any such specification, they will be voted to elect the directors set forth under "Election of Directors" below. A shareholder's presence alone at the meeting will not operate to revoke his proxy. The proxy is revocable by a shareholder at any time insofar as it has not been exercised by giving notice to the Company in writing at its address indicated above or in open meeting.

     OUTSTANDING SHARES. The close of business on September 2, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On such date, the Company's voting securities outstanding consisted of 16,703,484 Common Shares, $1 par value, each of which is entitled to one vote at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares of the Company as of July 1, 1994, by: (a) the Company's directors (including nominees for director); (b) each other person who is known by the Company to own beneficially more than 5% of the outstanding Common Shares; (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers named in the Summary Compensation Table; and (d) the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all Common Shares set forth opposite their names.

                                                                   NUMBER OF SHARES      PERCENT
                    NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
                    ------------------------                      ------------------     --------
James S. Reid, Jr...............................................       1,405,623(1)          8.4%
  2130 West 110th Street
  Cleveland, Ohio 44102
John D. Drinko..................................................         780,481(2)          4.7%
John D. Sigel...................................................         298,840(3)          1.8%
Leigh H. Perkins................................................         269,330(4)          1.6%
Theodore K. Zampetis............................................         106,011(5)          (6)
Malcolm R. Myers................................................          84,218(7)          (6)
Curtis E. Moll..................................................          45,793(8)          (6)

                                                                   NUMBER OF SHARES      PERCENT
                    NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
                    ------------------------                      ------------------     --------
W. Hayden Thompson..............................................          17,000             (6)
Alan E. Riedel..................................................          16,612             (6)
Richard J. Boland...............................................           4,000             (6)
Edward B. Brandon...............................................           3,750(9)          (6)
Alfred M. Rankin, Jr............................................           2,500             (6)
Stephan J. Mack.................................................          21,093(10)         (6)
Larry J. Enders.................................................          19,551(11)         (6)
Aubrey E. Arndt.................................................           5,207(12)         (6)
All Executive Officers and Directors as a Group.................       3,254,099            19.5%

- - ---------------

 (1) Includes 926,477 shares owned by Mr. Reid (which amount includes 22,900 restricted shares earned in fiscal 1993 and 1994 but subject to forfeiture); 139,196 shares owned by his wife, Donna S. Reid; 19,020 shares which Mr. Reid has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days; 71,987 shares held by a life trust in which Mr. Reid has a remainder interest; 2,512 shares held for his account under the Company's Individual Retirement and Investment Trust Plan; and 246,431 shares held by The Standard Products Foundation, of which Mr. Reid is President and a trustee. The number of shares shown above does not include shares owned by Mr. Reid's children or grandchildren and 210,345 shares held by two trusts as to which Mr. Reid is an income beneficiary and Mr. Drinko is trust advisor, which shares are included in the number of shares reported by Mr. Drinko.

 (2) Includes 47,010 shares owned by Mr. Drinko; 20,215 shares held in an individual retirement account of which Mr. Drinko is the beneficiary; 36,025 shares owned by his wife Elizabeth G. Drinko; 1,150 shares held in an individual retirement account of which Mrs. Drinko is the beneficiary; 1,374 shares held by Mrs. Drinko as custodian for three grandchildren; 165,076 shares owned by a corporation of which Mr. Drinko is a shareholder, officer and director; 62,218 shares owned by a charitable foundation established by Mr. Drinko and his wife; 210,345 shares held by two trusts as to which Mr. Drinko is a trust advisor and of which Mr. Reid is an income beneficiary; 112,062 shares owned by a foundation of which he is President and a trustee; and 125,006 shares held by a charitable lead trust of which Mr. Drinko is a co-trustee. In addition, 88,000 shares are held by a charitable lead trust in which Mr. Drinko and Mr. Sigel are co-trustees; 78,125 shares are owned by Cloyes Gear & Products, Inc. of which Mr. Drinko and Mr. Myers are directors; and 29,752 shares are owned by a foundation of which Mr. Drinko and Leigh H. Perkins, a director of the Company, are trustees, none of which shares are included in the number of shares shown in the table above as being owned by Mr. Drinko.

 (3) Includes 14,278 shares owned by Mr. Sigel; 176,156 shares owned by his wife, Sally C. Reid; 20,406 shares held by trusts of which his wife is a trustee; 88,000 shares owned by a charitable lead trust of which Mr. Sigel and Mr. Drinko are co-trustees. In addition, 246,431 shares are owned by The Standard Products Foundation of which Mr. Sigel is a trustee, none of which shares are included in the number of shares shown in the table as being owned by Mr. Sigel. Mr. Sigel is the son-in-law of Mr. Reid, Chairman and Chief Executive Officer of the Company.

 (4) Includes 134,556 shares owned by Mr. Perkins; 87,522 shares held by his wife, Romi Perkins; 17,500 shares owned by a foundation of which he is a trustee; and 29,752 shares owned by a foundation of which he and Mr. Drinko are trustees.

 (5) Includes 71,533 shares owned by Mr. Zampetis (which amount includes 35,400 restricted shares earned in fiscal 1992, 1993 and 1994 but subject to forfeiture); 24,833 shares owned by his wife, Ann J. Zampetis; 1,405 shares held for his account under the Company's Individual Retirement and Investment Trust Plan; and 8,240 shares which Mr. Zampetis has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

 (6) Represents less than one percent.

 (7) Includes 6,093 shares owned by Mr. Myers and 78,125 shares owned by Cloyes Gear & Products, Inc.

 (8) Includes 168 shares owned by his wife, Sara Moll; 33,125 shares owned by the pension fund of MTD Products, Inc.; and 12,500 shares owned by a charitable foundation of which he is a trustee.

 (9) In addition, Mr. Brandon is a trustee of The Standard Products Foundation, which owned 246,431 shares as of June 30, 1994, which shares are included in the number of shares reported by Mr. Reid.

(10) Includes 11,600 shares owned by Mr. Mack; 763 shares held for his account under the Individual Retirement and Investment Trust Plan; and 8,730 shares which Mr. Mack has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

(11) Includes 14,601 shares owned by Mr. Enders; 1,668 shares held for his account under the Company's Individual Retirement and Investment Trust Plan; and 3,282 shares which Mr. Enders has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

(12) Includes 1,000 shares owned by Mr. Arndt; 435 shares held for his account under the Company's Individual Retirement and Investment Trust Plan; and 3,772 shares which Mr. Arndt has the right to acquire pursuant to stock options currently exercisable or exercisable within 60 days.

     The persons named in the table above disclaim any beneficial ownership with respect to shares owned by their spouses and children or by any trust, estate, foundation, custody account or other entity of which they are a trustee, trust advisor or custodian.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Amended Code of Regulations, the Board of Directors has fixed the number of directors at twelve, divided into three classes of four. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the election of the three nominees hereinafter named, each to serve for the term of three years and until his respective successor is duly elected and qualified.

     One vacancy will remain on the Board. The reason for leaving a vacancy on the Board at this time is that a person who could make a valuable contribution to the Company as a director may become available during the year. The Amended Code of Regulations of the Company permits the Board of Directors to fill the vacancy until the next meeting of the Company's shareholders is called for the election of directors. Although the Company may fill the vacancy during the course of the year, no candidates have yet been considered and approved by the Board of Directors. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three persons named hereinafter, although persons in addition to those nominees named herein may be nominated by the shareholders at the meeting.

     The nominees for director are Edward B. Brandon, James S. Reid, Jr. and Alan E. Riedel, all of whom are presently directors of the Company. Messrs. Brandon, Reid and Riedel were each elected at the 1991 Annual Meeting of the Company's Shareholders.

     If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is intended that proxies will be voted for the election of a substitute nominee designated by management. The following information is furnished with respect to each person nominated for election as a director.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                                                       EXPIRATION
                                                                         PERIOD         OF TERM
                                                                       OF SERVICE      FOR WHICH
    NAME AND AGE                  PRINCIPAL OCCUPATION                AS A DIRECTOR    PROPOSED
    ------------                  --------------------                -------------    ---------
Edward B. Brandon      Chairman, President and Chief                  1976 to date        1997
      62               Executive Officer, National City
                       Corporation (bank holding
                       company)
James S. Reid, Jr.     Chairman and Chief Executive                   1959 to date        1997
      68               Officer of the Company
Alan E. Riedel         Retired Vice Chairman, Cooper                  1976 to date        1997
      64               Industries, Inc. (worldwide
                       diversified manufacturer of
                       electrical products, electric
                       power equipment, tools and
                       hardware, automotive products and
                       petroleum and industrial
                       equipment)

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

     The following information is furnished with respect to each person continuing as a director.

                                                                         PERIOD
                                                                       OF SERVICE      EXPIRATION
    NAME AND AGE                  PRINCIPAL OCCUPATION                AS A DIRECTOR     OF TERM
    ------------                  --------------------                -------------    ---------
John D. Drinko         Attorney at Law, Baker & Hostetler             1957-1958           1996
      73                                                              1967-1968
                                                                      1969 to date
Curtis E. Moll         Chairman and Chief Executive Officer,          1991 to date        1996
      55               MTD Products, Inc. (manufacturer of
                       outdoor power equipment and tools,
                       dies and stampings for the automotive
                       industry)
Malcolm R. Myers       Chairman and Chief Executive                   1984 to date        1996
      60               Officer, Cloyes Gear & Products,
                       Inc. (manufacturer of automotive
                       timing components)
Theodore K. Zampetis   President and Chief Operating                  1991 to date        1996
      49               Officer of the Company
Leigh H. Perkins       Chairman, The Orvis Company,                   1969 to date        1995
      66               Inc. (manufacturer and
                       distributor of fishing tackle and
                       sporting goods)
Alfred M. Rankin, Jr.  Chairman, President and Chief                  1989 to date        1995
      52               Executive Officer, NACCO
                       Industries, Inc. (holding company
                       with operations in mining,
                       manufacturing of small electrical
                       appliances and forklift trucks
                       and service parts)

                                                                         PERIOD
                                                                       OF SERVICE      EXPIRATION
    NAME AND AGE                  PRINCIPAL OCCUPATION                AS A DIRECTOR     OF TERM
    ------------                  --------------------                -------------    ---------
John D. Sigel          Attorney at Law, Hale and Dorr                 1991 to date        1995
      41
W. Hayden Thompson     Chairman and Chief Executive                   1982 to date        1995
      67               Officer, Solarflo Corporation
                       (manufacturer of gas and electric
                       heating equipment)

- - ---------------

     Each of the above directors and nominees for election as a director has had the principal occupation indicated for at least five years, except Mr. Rankin, who served as President and Chief Operating Officer of NACCO Industries, Inc. from 1989 to May 1991; Mr. Riedel, who served as Senior Vice President-Administration of Cooper Industries, Inc. from 1973 to August 1992; and Mr. Zampetis, who served as Vice President-Manufacturing, North American Automotive Operations of the Company, from February 1989 to February 1990, Executive Vice President of the Company from February 1991 to June 1991, and Executive Vice President and President, Standard Products Automotive Operations from June 1991 to October 1991.

     Mr. Riedel is a director of Belden Inc., First Knox Bank Corp., Arkwright Mutual Insurance Company and Chairman of Gardner Denver Machinery, Inc. Mr. Rankin is a director of NACCO Industries, Inc., The B.F. Goodrich Company and Reliance Electric Company. Mr. Brandon is a director of National City Corporation, RPM, Inc. and Premier Industrial Corporation. Mr. Zampetis is a director of Shiloh Industries, Inc. and National City Bank. Mr. Moll is a director of United Screw and Bolt Corporation and Shiloh Industries, Inc.

     During the fiscal year ended June 30, 1994, the Board of Directors held seven meetings. During the last fiscal year the Board of Directors appointed an Audit Committee, a Finance Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. Each member of the Board of Directors, with the exception of Mr. Brandon, attended at least 75% of the meetings of the Board of Directors and all of the committees on which he served.

     The Audit Committee of the Board of Directors of the Company (the "Audit Committee"), of which Mr. Boland, who is retiring as director of the Company this year, was chairman and Messrs. Brandon, Moll, Myers, Rankin, Sigel and Thompson were members, held three meetings and consulted informally on other occasions during the last fiscal year. The Audit Committee recommends annually to the Board of Directors the independent public accountants for the Company, reviews with the independent public accountants the arrangements for and scope of the audits to be conducted by them and the results of those audits, and reviews various financial and accounting matters affecting the Company.

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), of which Mr. Riedel was chairman and Messrs. Boland, Brandon, Myers and Perkins were members, held four meetings and consulted informally on other occasions during the last fiscal year. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of officers and management personnel of the Company, and administers the Company's restricted stock plan and the Company's stock option plans. The Compensation Committee also determines the officers and key employees of the Company eligible to participate in the plans and the stock options to be awarded.

     The Finance Committee, of which Mr. Drinko was chairman and Messrs. Moll, Perkins, Riedel and Thompson were members, held two meetings and consulted informally on other occasions during the last fiscal year. The Finance Committee administers the investments of the Company's retirement funds and renders advice and counsel to management on financial matters affecting the Company.

     DIRECTOR'S COMPENSATION. Each director who is not an officer of the Company or a subsidiary of the Company is compensated at the rate of $16,000 per year. Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee not held in conjunction with a meeting of the Board of Directors. Committee Chairmen receive an additional $1,000 per year.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                         I. SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                                ----------------------
                                                 ANNUAL COMPENSATION
                                          ----------------------------------            AWARDS
                                                                     OTHER      ----------------------       ALL
                                                                     ANNUAL     RESTRICTED                  OTHER
                                                                    COMPEN-       STOCK         STOCK      COMPEN-
          NAME AND             FISCAL      SALARY       BONUS        SATION      AWARD(S)      OPTIONS     SATION
     PRINCIPAL POSITION         YEAR        ($)         ($)(1)       ($)(2)        ($)           (#)       ($)(3)
     ------------------        ------     --------     --------     --------    ----------     -------     -------
James S. Reid, Jr.              1994      $550,000     $228,800        --           --          3,000      $3,484
Chairman and Chief              1993       500,000      250,300        --           --         22,550       3,546
Executive Officer               1992       500,000      250,000        --       $1,200,000(4)    --         4,700
Theodore K. Zampetis            1994      $338,542     $140,833        --           --          3,000      $3,758
President and Chief             1993       300,000      150,000        --           --         20,600       4,742
Operating Officer               1992       275,000      137,500        --       $2,400,000(5)    --         4,800
Stephan J. Mack                 1994      $225,000     $ 90,000        --           --          4,650      $3,635
President, Holm                 1993       225,000       67,500        --           --            950       1,558
Industries, Inc.                1992       225,000       67,500        --           --           --          --
Larry J. Enders                 1994      $158,687     $ 65,804        --           --          2,750      $4,508
Vice President and              1993       110,000       55,000        --           --          3,380       3,143
President and Chief             1992       102,500       51,250        --           --           --         1,894
Executive Officer, Oliver
Rubber Company
Aubrey E. Arndt                 1994      $155,625     $ 64,470        --           --          3,000      $4,261
Vice President-                 1993       142,500       71,250        --           --          6,930       3,620
Finance                         1992        97,750       40,325        --           --           --         1,674

- - ---------------

(1) Amounts shown represent bonuses earned pursuant to the Company's Officers Incentive Compensation Plan, except that amounts shown with respect to Mr. Mack reflect amounts paid pursuant to the Holm Industries, Inc. bonus plan.

(2) Total perquisites and other personal benefits for each of the named executive officers do not exceed the threshold amounts specified in the regulations promulgated by the Securities and Exchange Commission.

(3) Amounts shown represent the Company's contributions on behalf of the named executive officers under the Individual Retirement and Investment Trust Plan and, in the case of Messrs. Reid and Zampetis, the Monthly Investment Plan. During the last fiscal year, the Company's contributions on behalf of Mr. Reid under each of the Individual Retirement and Investment Trust Plan and the Monthly Investment Plan were $3,124 and $360, respectively. During the last fiscal year, the Company's contributions on behalf of Mr. Zampetis under each of the Individual Retirement and Investment Trust Plan and the Monthly Investment Plan were $3,488 and $270, respectively.

(4) Mr. Reid was awarded 62,500 restricted Common Shares in fiscal 1992. Under the terms of the award, up to 12,500 of the awarded Common Shares may be earned in each of five consecutive fiscal years beginning in fiscal 1992, based on the percentage of bonus earned during such fiscal year. Awarded Common Shares earned by Mr. Reid are subject to forfeiture until the end of the second fiscal year following the fiscal year in which such awarded Common Shares are earned. Mr. Reid earned 12,500 of the awarded Common Shares in each of fiscal 1992 and 1993, and 10,400 in fiscal 1994, 12,500 of which shares vested in fiscal year 1994, 12,500 of which shares will vest in 1995 and 10,400 of which shares will vest in 1996. Awarded Common Shares, if any, which are earned in fiscal years 1995 or 1996 will vest in fiscal years 1997 and 1998, respectively. In the event of Mr. Reid's death, all earned but unvested awarded Common Shares and one-half of awarded but unearned Common Shares shall vest in his designated beneficiary. Based on the last reported sale price of the Company's Common Shares on the New York Stock Exchange, the awarded and earned Common Shares had a fair market value on June 30, 1994 of $1,035,450. For a discussion of the bonus payable to the Company's officers, see "Executive Compensation--Compensation Committee Report." Dividends are paid only with respect to the awarded Common Shares which are earned.

(5) Mr. Zampetis was awarded 125,000 restricted Common Shares in fiscal 1992. Under the terms of the award, up to 12,500 of the awarded Common Shares may be earned in each of ten consecutive fiscal years beginning in fiscal 1992, based on the percentage of bonus earned during such fiscal year. Awarded Common Shares earned by Mr. Zampetis are subject to forfeiture until the end of the third fiscal year following the fiscal year in which such awarded Common Shares are earned. Mr. Zampetis earned 12,500 Common Shares in each of fiscal 1992 and 1993 and 10,400 Common Shares in fiscal 1994, which shares will vest in fiscal 1995, 1996 and 1997, respectively. In the event of Mr. Zampetis' death, all earned but unvested awarded Common Shares and one-half of awarded but unearned Common Shares will vest in his designated beneficiary. Based on the last reported sale price of the Company's Common Shares on the New York Stock Exchange, the awarded and earned Common Shares had a fair market value on June 30, 1994 of $1,035,450. Dividends are paid only with respect to the awarded Common Shares which have been earned. For a discussion of the bonus payable to the Company's officers, see "Executive Compensation--Compensation Committee Report."

                   II. OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------
                                       PERCENT OF                                 POTENTIAL REALIZABLE
                                         TOTAL                                   VALUE AT ASSUMED ANNUAL
                                        OPTIONS                                   RATES OF STOCK PRICE
                                       GRANTED TO                                APPRECIATION FOR OPTION
                           OPTIONS     EMPLOYEES      EXERCISE                           TERM(4)
                           GRANTED     IN FISCAL       PRICE       EXPIRATION    -----------------------
          NAME               (#)        YEAR(3)        ($/SH)         DATE        5% ($)        10% ($)
          ----             -------     ----------     --------     ----------    ---------     ---------
James S. Reid, Jr.          3,000 (1)      2.8%       $32.050       June 1999     $ 26,600     $  58,700
Theodore K. Zampetis        3,000 (1)      2.8%        29.125       June 1999       24,100        53,300
Stephan J. Mack             4,650 (1)      4.4%        29.125       June 1999       37,400        82,700
Larry J. Enders             2,750 (1)      2.6%        29.125       June 1999       22,100        48,900
Aubrey E. Arndt             3,000 (2)      2.8%        29.125       June 2004       55,000       139,300

- - ---------------

(1) Options are not exercisable for the one-year period from the date of grant; then, no more than 40% of such options may be exercised in any succeeding one-year period.

(2) Mr. Arndt's options are exercisable as follows: 1,716 are exercisable on and after June 28, 1996, and 1,284 are exercisable on and after June 28, 1997.

(3) Based on 105,500 options granted to all employees during the fiscal year.

(4) These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast the actual future appreciation of the Company's stock price. No gain to optionees is possible without an actual increase in the price of the Company's shares, which increase will benefit all of the Company's shareholders. All calculations are based on a five-year option period except with respect to Mr. Arndt, whose options are exercisable for a ten-year period.

              III. AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF            VALUE OF
                                                          UNEXERCISED          UNEXERCISED
                                                          OPTIONS AT          IN-THE-MONEY
                                                        FISCAL YEAR-END     OPTIONS AT FISCAL
                                                              (#)              YEAR-END($)
                             SHARES         VALUE       ---------------     -----------------
                           ACQUIRED ON     REALIZED      EXERCISABLE/         EXERCISABLE/
          NAME             EXERCISE(#)       ($)         UNEXERCISABLE        UNEXERCISABLE
          ----             -----------     --------     ---------------     -----------------
James S. Reid, Jr.            14,500       $223,146      19,020/21,530      $ 134,100/$67,050
Theodore K. Zampetis          13,100        231,399       8,240/15,360            -- /    375
Stephan J. Mack                9,350        183,088       8,730/ 8,645        125,213/ 54,525
Larry J. Enders                1,000         21,750       3,282/ 5,048         22,313/    344
Aubrey E. Arndt                1,000         19,000       3,772/ 7,658         15,750/  8,250

PENSION PLAN AND SUPPLEMENTAL PLAN

     Salaried employees of the Company with one year of full-time service are eligible to participate in The Standard Products Company Salaried Employees' Retirement Plan ("Pension Plan") and The Standard Products Company Supplemental Salaried Pension Plan ("Supplemental Plan"). Except as otherwise noted in "Table
I. Summary Compensation Table," the amounts shown therein exclude amounts, if any, expended for financial reporting purposes by the Company as contributions, reserves or benefits paid under the Pension Plan and Supplemental Plan.

     The Pension Plan provides for normal retirement benefits based on the highest average monthly compensation for 60 consecutive months within the last 120 months prior to retirement (final average compensation). The basic formula is 1 1/15% times final average compensation (up to but not exceeding Social Security-covered compensation), plus 1 2/3% of the amount (if any) of final average compensation in excess of Social Security-covered compensation, all multiplied by the participant's years of pension service under the Pension Plan (up to a maximum of 30 years). Employees who were hired prior to July 1, 1976 may have their normal retirement benefit calculated under an alternative formula as follows: final average compensation multiplied by a percentage equal to the sum of (i) 21.25%, plus (ii) 0.75% for each year of pension service up to a maximum of 25 years (that is, a maximum of 40%). In addition, the Pension Plan provides that the minimum normal retirement benefit shall in all events be no less than $13.00 multiplied by a participant's years of pension service. Certain of these benefit formulas were adopted effective July 1, 1989 to comply with the Tax Reform Act of 1986. Notwithstanding any new benefit formulas, each participant is entitled to a benefit no less than his or her accrued benefit as of June 30, 1989. Participants may elect that retirement benefits be paid in the form of a life annuity, a ten-year or five-year sum certain annuity, or various joint and surviving spouse options; the Pension Plan's normal retirement benefit amount is payable monthly, based on a single-life annuity with five years certain.

     Compensation covered under the Pension Plan includes salary, bonuses, payments for overtime and salary deferred under the Company's Individual Retirement and Investment Trust Plan. Extraordinary payments and Company contributions to the Company's Individual Retirement and Investment Trust Plan are not included in the compensation definition.

     The Supplemental Plan is a nonqualified plan which provides a supplemental benefit for eligible salaried employees under terms and conditions similar to those under the Pension Plan. The supplemental benefit is equal to the excess of
(i) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law over (ii) the benefit payable to the employee under the Pension Plan.

     The Table below shows estimated annual benefits payable (assuming payments made in the normal retirement form, and not under any of the various survivor forms of benefit payments) under the Pension Plan and Supplemental Plan to any salaried employee upon retirement in 1994 at age 65 after selected periods of service.

AVERAGE ANNUAL                         ESTIMATED ANNUAL BENEFITS UPON RETIREMENT IN 1994
 SALARY USED                                       YEARS OF SERVICE INDICATED
 TO DETERMINE      ------------------------------------------------------------------------------------------
   BENEFITS           15 YEARS           20 YEARS           25 YEARS           30 YEARS           35 YEARS
- - --------------     --------------     --------------     --------------     --------------     --------------
   $125,000           $    29,062        $    45,313        $    50,000        $    58,124        $    58,124
    150,000                35,312             54,375             60,000             70,624             70,624
    175,000                41,562             63,438             70,000             83,124             83,124
    200,000                47,812             72,500             80,000             95,624             95,624
    225,000                54,062             81,563             90,103            108,124            108,124
    250,000                60,312             90,625            100,520            120,624            120,624
    300,000                72,812            108,750            121,353            145,624            145,624
    400,000                97,812            145,000            163,020            195,624            195,624
    450,000               110,312            163,125            183,853            220,624            220,624
    500,000               122,812            181,250            204,687            245,624            245,624
    550,000               135,312            199,375            225,520            270,624            270,624
    600,000               147,812            217,500            246,353            295,624            295,624
    650,000               160,312            235,625            267,187            320,624            320,624
    700,000               172,812            253,750            288,020            345,624            345,624
    750,000               185,312            271,875            308,853            370,624            370,624
    800,000               197,812            290,000            329,687            395,624            395,624
    850,000               210,312            308,125            350,520            420,624            420,624
    900,000               222,812            326,250            371,353            445,624            445,624

     As of June 30, 1994, the Credited Years of Service for retirement purposes were as follows: Mr. Reid--38; Mr. Zampetis--21; Mr. Mack--5; Mr. Enders--31; and Mr. Arndt--4.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Boland, Brandon, Myers, Perkins and Riedel are the members of the Company's Compensation Committee.

     Transactions with Management. Edward B. Brandon, a director of the Company, is Chairman and Chief Executive Officer of National City Corporation. The Company has a $125,000,000 revolving credit agreement with National City Bank, Cleveland, Ohio ("National City"), a wholly owned subsidiary of National City Corporation, and three other banks, until January 19, 1996. National City has a 31.4% participation in such credit agreement. The Company borrowed from National City during the 1994 fiscal year on a short-term uncommitted line of credit at prevailing market rates. During fiscal year 1994, the $3,184,011 aggregate principal amount of Athens-Clarke County (Georgia) Industrial Development Authority Industrial Revenue Bonds of which National City held a principal amount equal to $192,006, and $1,312,500 aggregate principal amount of the Industrial Development Authority of The County of Alameda (California) Industrial Revenue Bonds, which bonds were guaranteed by the Company, were paid by the Company. National City also acted as trustee for the holders of such bonds. National City, as trustee for certain trusts, holds 1,052,514 Common Shares of the Company.

     Society National Bank, Cleveland, Ohio ("Society"), has a 25.7% participation in the Company's $125,000,000 revolving credit agreement. In addition, Society held $115,203 of the principal amount of the Athens-Clarke County (Georgia) Industrial Development Authority Industrial Revenue Bonds referred to above which were paid by the Company. Society, as trustee of certain trusts, holds 864,661 Common Shares of the Company. Until March 1, 1994, James
S. Reid, Jr. was a director of Society's parent, Society Corporation.

     John D. Drinko, a director of the Company, is senior advisor to the policy committee of Baker & Hostetler, which firm acts as general legal counsel for the Company.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Common Shares with the cumulative total return of a hypothetical investment in each of the Standard & Poor's Composite--500 Index and the Dow Jones Auto Parts Index based on the respective market price of each such investment at the end of each of the Company's fiscal years shown below, assuming in each case an initial investment of $100 on July 1, 1989 and reinvestment of dividends.

                                    THE STANDARD     DOW JONES
      MEASUREMENT PERIOD              PRODUCTS       AUTO PARTS
    (FISCAL YEAR COVERED)              COMPANY          INDEX          S&P 500
1989                                    100.00          100.00          100.00
1990                                     92.06           88.13          116.49
1991                                     59.23           71.30          125.10
1992                                    105.78          102.82          141.88
1993                                    136.83          125.61          161.22
1994                                    159.24          141.79          163.49

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee which has responsibility for reviewing all aspects of the compensation program for the executive officers of the Company. The Compensation Committee is comprised of the five directors listed at the end of this report, none of whom is an employee of the Company and each of whom qualifies as a disinterested person for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee's primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company's overall business strategies, values, and performance. To this end, the Compensation Committee has established, and the Board of Directors has endorsed, an executive compensation philosophy to compensate executive officers based on their responsibilities, achievement of annual established goals and the Company's overall annual and longer-term performance.

     The primary components of the Company's executive compensation program are:
(a) base salaries; (b) annual cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock-based awards. Each of these primary components of compensation is discussed below.

     Base Salaries. Base salaries for each of the Company's executive officers are generally established annually by the Compensation Committee using as a guide one or more widely accepted salary evaluation systems taking into account individual and company performance and competitive, inflationary, and internal equity considerations.

     With respect to the $550,000 base salary established for Mr. Reid in June 1993 for fiscal 1994, the Compensation Committee took into account the leadership Mr. Reid displayed in the completion of the acquisition of Standard Products Industriel, the Company's French subsidiary, and his increased responsibilities as a result of that acquisition, as well as a review of the compensation paid to chief executive officers of comparable companies.

     ANNUAL CASH INCENTIVES. All executives of the Company are eligible to receive annual cash bonus awards based on a set percentage of base salary with a maximum bonus attainable equal to 50% of base salary. Each year the Company's Board of Directors, usually at the directors' meeting held in August, sets a target goal for maximum bonus awards based on the Company's earnings per common share. Actual bonus awards paid are proportional to the percentage of the target goal actually attained. The bonus target in fiscal year 1994 was $2.50 per common share, subject to adjustment for nonrecurring items, including personnel relocation costs. Since earnings per common share, as adjusted for the bonus awards, for fiscal 1994 were $2.08, the bonus award for fiscal 1994 to each executive officer of the Company, including Mr. Reid, was equal to 41.6% of base salary.

     LONG-TERM STOCK INCENTIVES. The Company's restricted stock plan permits the Compensation Committee to award restricted shares, which awards are designed to attract and retain well-qualified personnel for positions of substantial responsibility with the Company and its subsidiaries. Awards of restricted Common Shares may be made by the Compensation Committee, in its sole discretion. To date, awards of 62,500 and 125,000 restricted Common Shares were made in fiscal 1992 to Messrs. Reid and Zampetis, respectively. See "Table I--Summary Compensation Table" set forth on page 6 of this proxy statement for a discussion of the terms pursuant to which the restricted Common Shares awarded to Messrs. Reid and Zampetis are earned and subject to forfeiture. No other awards of restricted Common Shares have been made.

     The Company's stock option plans permit the Compensation Committee, in its sole discretion, to grant stock option awards which are designed to encourage and enable key management employees of the Company to acquire a larger stock ownership and personal financial interest in the Company. The Compensation Committee believes that stock option awards subject to periodic vesting enable the Company to attract and retain qualified individuals for service with the Company. Individual option grants, with exercise prices at least equal to the fair market value of the Company's Common Shares on the date of grant, are determined by the Compensation Committee based on the executive's current performance, potential for future responsibility, and the impact of the particular executive officer's performance on the operational results of the Company. Stock option awards during the last fiscal year to each executive officer of the Company, including Mr. Reid, are set forth in "Table II--Option/SAR Grants In Last Fiscal Year" on page 7 of this proxy statement.

                                               Alan E. Riedel, Chairman
                                               Richard J. Boland
                                               Edward B. Brandon
                                               Malcolm R. Myers
                                               Leigh H. Perkins

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1995 Annual Meeting of Shareholders must be received by the Company at 2130 West 110th Street, Cleveland, Ohio 44102 on or before May 15, 1995 for inclusion in the Company's proxy statement and form of proxy relating to the 1995 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     The Company has not selected its independent public accountants for the current fiscal year. This selection will be made later in the year by the Board of Directors. Representatives of Arthur Andersen & Co., which served as the Company's independent public accountants during the fiscal year ended June 30, 1994, are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

     If the enclosed proxy is executed and returned to the Company, the persons named in it will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under "Election of Directors" above, the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees.

     Where a choice has been specified in the proxy, the shares represented will be voted in accordance with such specification. If no specification is made, such shares will be voted at the meeting to elect directors as set forth under "Election of Directors" above. Under Ohio law and the Company's Second Amended and Restated Articles of Incorporation, as amended, broker non-votes and abstaining votes will not be counted in favor of or against any nominee. If any other matters shall properly come before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. Management does not know of any other matters which will be presented for action at the meeting.

                                            By order of the Board of Directors,

                                            J. RICHARD HAMILTON,
                                            SECRETARY

Dated: September 14, 1994

                             THE STANDARD PRODUCTS COMPANY

                                       P R O X Y

              The undersigned hereby appoints JAMES S. REID, JR., AUBREY E. ARNDT, and J. RICHARD HAMILTON, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of The Standard Products Company to be held at its office, 2130 West 110th Street, Cleveland, Ohio, on Monday, October 17, 1994 at 9:00 a.m., Cleveland time, or any adjournment thereof, and to vote the number of shares of said Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

              1. / / FOR, or / / WITHHOLD AUTHORITY to vote for, the
                 following nominees for election as directors of the class, the term of which will expire in 1997: Edward B. Brandon, James S. Reid, Jr. and Alan E. Riedel.

              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                            NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.)

              ---------------------------------------------------------------

              2. On such other business as may properly come before the
                 meeting.

              THE PROXIES WILL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THEY WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

                                      Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated September 14, 1994 is hereby acknowledged.

                                      Dated: ________________________, 1994

                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------
                                                        Signature(s)

                                      (Please sign exactly as your name or
                                      names appear hereon, indicating, where
                                      proper, official position or
                                      representative capacity.)